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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IMCO Recycling Inc. 1992 Stock Option Plan (as amended) of our report dated February 2, 1998, with respect to the consolidated financial statements of IMCO Recycling Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Dallas, Texas
January 22, 1999